Exhibit 99.1
SPHERION CORPORATION
DEFERRED COMPENSATION PLAN

AS AMENDED AND RESTATED
EFFECTIVE JANUARY 1, 2005

SPHERION CORPORATION
DEFERRED COMPENSATION PLAN
     Effective as of the 1st day of January, 2005, Spherion Corporation (the “Controlling Company”) hereby amends and restates the Spherion Corporation Deferred Compensation Plan (the “Plan”).
BACKGROUND AND PURPOSE
     A. History. Effective on April 8, 1995, the Controlling Company adopted the Plan for the benefit of eligible employees. The Controlling Company first amended and restated the Plan effective April 1, 1997. The Controlling Company now desires to again amend and restate the Plan in its entirety.
     B. Goal. The Controlling Company desires to continue to provide its eligible employees (and those of its affiliated companies that participate in the Plan) with an opportunity (i) to defer the receipt and income taxation of a portion of such employees’ eligible annual compensation, and (ii) to receive, on a deferred basis, employer contributions, as approved by the Administrative Committee.
     C. Coordination with 401(k) Plan. The Plan is generally intended to allow eligible employees to participate in the type of retirement benefits they otherwise would be able to attain under a 401(k) plan, but for the limits on contributions and benefits applicable to such plan under the Internal Revenue Code of 1986, as amended (the “Code”); including, without limitation, the maximum limits on compensation, employee deferrals and allocations (under Code Sections 401(a)(17), 402(g) and 415, respectively); and the discrimination testing limits (under Code Sections 401(k) and 401(m)).
     D. Purpose. The purpose of the Plan document is to set forth the terms and conditions pursuant to which these deferrals may be made and to describe the nature and extent of the employees’ rights to their deferred amounts and employer contributions.
     E. Type of Plan. The Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees.
STATEMENT OF AGREEMENT
     To amend and restate the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions as follows:

SPHERION CORPORATION
DEFERRED COMPENSATION PLAN

i

Page
(b) No Designation or Designee Dead or Missing	23
ARTICLE VIII CLAIMS	24
8.1 Initial Claim	24
8.2 Appeal	24
8.3 Satisfaction of Claims	24
ARTICLE IX SOURCE OF FUNDS; TRUST	25
9.1 Source of Funds	25
9.2 Trust	25
(a) Establishment	25
(b) Distributions	25
(c) Status of the Trust	25
ARTICLE X ADMINISTRATIVE COMMITTEE	26
10.1 Action	26
10.2 Rights and Duties	26
10.3 Compensation, Indemnity and Liability	27
ARTICLE XI AMENDMENT AND TERMINATION	28
11.1 Amendments	28
11.2 Termination of Plan	28
ARTICLE XII MISCELLANEOUS	29
12.1 Taxation	29
12.2 No Employment Contract	29
12.3 Headings	29
12.4 Gender and Number	31
12.5 Assignment of Benefits	29
12.6 Legally Incompetent	29
12.7 Governing Law	30
EXHIBIT A	A-1

ARTICLE I
DEFINITIONS
     For purposes of the Plan, the following terms, when used with an initial capital letter, shall have the meaning set forth below unless a different meaning plainly is required by the context.
     1.1 Account shall mean, with respect to a Participant or Beneficiary, the total dollar amount or value evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary.
     1.2 Additional Employer Contributions shall mean the amounts credited to a Participant’s Account pursuant to Section 3.3.
     1.3 Administrative Committee shall mean the committee as shall be appointed by the Board to act on behalf of the Controlling Company to administer the Plan, all as provided in Article X.
     1.4 Annual Section 409A Account Balance shall have the meaning set forth in Section 6.3(b).
     1.5 Average Prime Rate shall mean, for any Plan Year, the average of the prime rates (as defined hereinbelow) as of January 1 of the three immediately preceding Plan Years. The “prime rate” for a Plan Year shall be the rate of interest that is identified as the prime lending rate in the Money Rate Section of the last Southeastern Edition of The Wall Street Journal. If more than one prime rate is identified, the highest identified prime rate will be used.
     1.6 Beneficiary shall mean, with respect to a Participant, the person(s) designated in accordance with Section 7.2 to receive any death benefits that may be payable under the Plan upon the death of the Participant.
     1.7 Board shall mean the Board of Directors of the Controlling Company.
     1.8 Business Day shall mean each day on which the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) is open for trading and on which the Plan’s recordkeeper, the Trustee and each Investment Fund are all open to the public for business.
     1.9 Change in Control shall mean consummation of (i) a merger, consolidation or other business combination of a Participating Company with any other “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Participating Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least 50 percent of the outstanding common stock of the Participating Company or such surviving entity (or parent or affiliate thereof) outstanding immediately after such merger, consolidation or business combination; (ii) a plan of complete liquidation of the Participating Company; or (iii) an agreement for the sale or disposition by the Participating Company of all or substantially all of the Participating Company’s assets. Notwithstanding anything in this Section 1.8 to the contrary, a distribution of a Participant’s Section 409A Account shall be made only to the extent that such an event would permit a distribution to be made to the Participant under Code Section 409A.
     1.10 Code shall mean the Internal Revenue Code of 1986, as amended.
     1.11 Company Stock shall mean the $.01 par value common stock of the Controlling Company.
     1.12 Compensation shall mean, for a Participant for any Plan Year, the total of such Participant’s base salary and commissions for such Plan Year paid or payable in a regular paycheck while an active Participant in the Plan, including any such amounts deferred at the election of the Participant under any plan described in Code Section 125 or Code Section 401(k) for such Plan Year, plus his Deferral Contributions for such Plan Year. Bonuses are excluded from Compensation effective January 1, 2005.
     1.13 Controlled Group shall mean the Controlling Company and all of the companies that are either (i) members of the same controlled group of corporations (within the meaning of Code Section 414(b)) or (ii) under common control (within the meaning of Code Section 414(c)), with the Controlling Company.
     1.14 Controlling Company shall mean Spherion Corporation, a corporation with its principal place of business in Ft. Lauderdale, Florida.
     1.15 Deferral Contributions shall mean, for each Plan Year, that portion of a Participant’s Compensation deferred under the Plan pursuant to Section 3.2.
     1.16 Deferral Election shall mean a written election form (or other mechanism permitted by the Administrative Committee for making elections) which a Participant may use to elect to defer a portion of his Compensation under the Plan.
     1.17 Disability shall mean, with respect to a Participant’s Section 409A Account, the Participant’s becoming, by reason of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, either (i) unable to engage in any substantial gainful activity, or (ii) eligible to receive income replacement benefits for a period of not less than three months under an accident and health plan covering employees of a Participating Company. With respect to a Participant’s Non-Section 409A Account, the “Disability” shall mean that the Participant is, in the opinion of an insurance company retained by the Administrative Committee, wholly prevented from performing the duties assigned to such Participant by the Participating Company employing such Participant, by reason of a medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. In making such determination, the Administrative Committee, in its sole discretion, may require such medical proof as it deems necessary, including the certificate of one or more licensed physicians selected by the Administrative Committee. The decision of the Administrative Committee as to Disability shall be final and binding.
     1.18 Early Retirement Date shall mean the first date that the total of a Participant’s age and Years of Vesting Service equal 60.
     1.19 Effective Date shall mean January 1, 2005, the date as of which this restatement of the Plan shall be effective. The Plan initially was effective on April 8, 1995.
     1.20 Eligible Employee shall mean, for a Plan Year or portion of a Plan Year, an individual:
          (a) Who is an employee of a Participating Company, exclusive of any individual who is classified as an independent contractor or payrollee under such Participating Company’s customary worker classification practices (whether or not such individual is actually a common law employee);
          (b) Who is a member of a select group of highly compensated or key management employees; and
          (c) Either (i) who, for such Plan Year, is classified as a Highly Compensated Employee under Code Section 414(q) or has satisfied such other minimum compensation and/or other classification requirements, if any, established from time to time by the Administrative Committee, or (ii) whose “annual benefit salary” (as determined under the Controlling company’s customary practices) as of the first day of the Plan Year (or the Employee’s date of hire, if later) exceeds the dollar limitation in effect under Section 414(q)(1)(B)(i) of the Code as in effect for determining Highly Compensated Employees for the next succeeding Plan year, or (iii) who otherwise is designated by the Administrative Committee, in its sole discretion, as eligible to participate in the Plan.
     1.21 Employment Date shall mean, with respect to an Eligible Employee, the first day as of which he commences his employment with a member of the Controlled Group.
     1.22 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.
     1.23 401(k) Plan shall mean the Spherion Corporation 401(k) Benefit Plan.
     1.24 Financial Hardship shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant or of the Participant’s dependent [as defined in Code Section 152(a)], loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Financial Hardship shall be determined by the Administrative Committee on the basis of the facts of each case, including information supplied by the Participant in accordance with uniform guidelines prescribed from time to time by the Administrative Committee; provided, the Participant will be deemed not to have a Financial Hardship to the extent that such hardship is or may be relieved:
          (a) Through reimbursement or compensation by insurance or otherwise; or
          (b) By liquidation of the Participant’s assets, to the extent the liquidation of assets would not itself cause severe financial hardship.
Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant’s child to college or the desire to purchase a home. Notwithstanding anything in the foregoing to the contrary, for purposes of distributions from Section 409A Accounts, Financial Hardships shall be limited to circumstances constituting “unforeseeable emergencies” under Code Section 409A.
     1.25 Investment Election shall mean an election, made in such form as the Administrative Committee may direct or permit, pursuant to which a Participant may elect the Investment Funds in which the amounts credited to his Account shall be deemed to be invested.
     1.26 Investment Funds shall mean the investment funds selected from time to time by the Administrative Committee for purposes of determining the rate of return on amounts deemed invested pursuant to Participants’ elections.
     1.27 Key Employee shall have that meaning set forth in Code Section 409A (which incorporates Code Section 416(i)).
     1.28 Matching Contributions shall mean the amounts credited to a Participant’s Account attributable to matching contributions previously made to the Plan. The Participating Companies discontinued making Matching Contributions effective February 11, 2002.
     1.29 Normal Retirement Date shall mean the date a Participant attains age 65.
     1.30 Non-Section 409A Account shall mean the portion of a Participant’s Account attributable to Deferral Contributions with respect to Compensation earned before January 1, 2005, and Matching Contributions and Additional Employer Contributions that were vested as of December 31, 2004.
     1.31 Participant shall mean any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II.

     1.32 Participating Company shall mean the Controlling Company and any members of its Controlled Group that adopt the Plan as participating companies therein. A list of such members that are participating in the Plan shall be set forth on Exhibit A hereto.
     1.33 Plan shall mean the Spherion Corporation Deferred Compensation Plan, as amended and restated herein, and all amendments hereto. For tax purposes and purposes of Title I of ERISA, the Plan is intended to be an unfunded, nonqualified deferred compensation plan covering certain designated employees who are within a select group of key management or highly compensated employees.
     1.34 Plan Year shall mean the 12-consecutive-month period ending on December 31 of each year.
     1.35 Restricted Company Stock Fund shall mean the Investment Fund invested primarily in Company Stock and representing amounts invested prior to October 15, 2004. Amounts invested in the Restricted Company Stock Fund may not be transferred and invested in any other Investment Fund.
     1.36 Section 409A Account shall mean the portion of a Participant’s Account attributable to Deferral Contributions with respect to Compensation earned on or after January 1, 2005, and Matching Contributions and Additional Employer Contributions that were not vested as of December 31, 2004.
     1.37 Surviving Spouse shall mean, with respect to a Participant, the person who is treated as married to such Participant under the laws of the state in which the Participant resides. The determination of a Participant’s Surviving Spouse shall be made as of the date of such Participant’s death.
     1.38 Trust Agreement shall mean the separate agreement or agreements between the Controlling Company and the Trustee governing the creation of the Trust Fund, and all amendments thereto.
     1.39 Trustee shall mean the party or parties so designated from time to time pursuant to the terms of the Trust Agreement.
     1.40 Trust shall mean the total amount of cash and other property held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.
     1.41 Unrestricted Company Stock Fund shall mean the Investment Fund invested primarily in Company Stock and representing amounts invested on or after October 15, 2004.
     1.42 Valuation Date shall mean each Business Day; provided, the value of an Account on a day other than a Business Day shall be the value determined for the immediately preceding Business Day.
     1.43 Year of Vesting Service shall mean, with respect to a Participant, each year of vesting service credited to such Participant under the terms of the 401(k) Plan.

ARTICLE II
ELIGIBILITY AND PARTICIPATION
     2.1 Eligibility.
          (a) General Rule. Every Eligible Employee shall become eligible to actively participate in the Plan on the 90-day anniversary of his Employment Date, provided that he is an Eligible Employee on such Entry Date. In addition, the Administrative Committee, in its sole discretion, may designate any individual who is an Eligible Employee, but who has not yet satisfied the 90-day eligibility period, as eligible to participate in the Plan for a portion of any Plan Year before he otherwise becomes eligible to participate, and such individual’s participation shall become effective as of the date specified by the Administrative Committee (assuming he satisfies the procedures for admission described below).
          (b) Participation Upon Effective Date. Each Eligible Employee who is an active Participant in the Plan on the day immediately preceding the Effective Date shall continue as an active Participant in accordance with the terms of the Plan.
          (c) New Participating Companies. For employees of companies that become Participating Companies after the Effective Date, each Eligible Employee employed by a Participating Company on the date such Participating Company first becomes a Participating Company shall become eligible to participate in the Plan as of such Participating Company’s effective date under the Plan, if, as of the Participating Company’s effective date, the Eligible Employee has met the applicable eligibility requirements under Section 2.1(a).
          (d) Predecessor Employer. To the extent determined by the Administrative Committee, an Eligible Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, a member of the Controlled Group shall be taken into account in determining whether he has completed the eligibility requirements set forth herein, and, in its sole discretion, the Administrative Committee may establish special eligibility rules for all Eligible Employees of such an acquired business.
     2.2 Procedure for Admission.
          Each Eligible Employee shall become a Participant by electing to participate in a timely manner by a method determined by the Administrative Committee as a precondition of participation in the Plan. Such election may include, without limitation, a Deferral Election, a distribution election with respect to Section 409A Accounts, the Eligible Employee’s acceptance of the terms and conditions of the Plan, and the designation of a Beneficiary to receive any death benefits payable hereunder.

     2.3 Cessation of Eligibility.
          (a) Cessation of Eligible Status. An individual’s active participation in the Plan shall cease as of the date his employment with all Participating Companies terminates. In addition, to the extent permitted under Code Section 409A, the Administrative Committee may remove an employee from active participation in the Plan if, as of any day during a Plan Year, he ceases to satisfy the criteria which qualified him as an Eligible Employee. Upon cessation of, or removal from, a Participant’s active participation in the Plan, his deferrals under the Plan shall cease.
          (b) Inactive Participant Status. Even if his active participation in the Plan ends, an employee shall remain an inactive Participant in the Plan until the earlier of (i) the date the full amount of his vested Account (if any) is distributed from the Plan, or (ii) the date he again becomes an Eligible Employee and recommences participation in the Plan. During the period of time that an employee is an inactive Participant in the Plan, his vested Account shall continue to be credited with earnings pursuant to the terms of Section 3.5.

ARTICLE III
PARTICIPANTS’ ACCOUNTS; DEFERRALS AND CREDITING
     3.1 Participants’ Accounts.
          (a) Establishment of Accounts. The Administrative Committee shall establish and maintain, on behalf of each Participant, an Account. Each Account shall be credited with (i) Deferral Contributions, (ii) Matching Contributions made prior to February 11, 2002, (iii) additional Employer Contributions (when approved by the Administrative Committee), and (iv) earnings attributable to such Account, and shall be debited by distributions. Each Account of a Participant shall be maintained until the value thereof has been distributed to or on behalf of such Participant or his Beneficiary.
          (b) Nature of Contributions and Accounts. The amounts credited to a Participant’s Account shall be represented solely by bookkeeping entries. Except as provided in Article VII, no monies or other assets shall actually be set aside for such Participant, and all payments to a Participant under the Plan shall be made from the general assets of the Participating Companies.
          (c) Several Liabilities. Each Participating Company shall be severally (and not jointly) liable for the payment of benefits under the Plan in an amount equal to the total of (i) all undistributed Deferral Contributions withheld from Participants’ Compensation paid or payable by each such Participating Company, (ii) all undistributed vested Matching Contributions and Additional Employer Contributions, and (iii) all investment earnings attributable to such Deferral Contributions and Matching Contributions. The Administrative Committee shall allocate the total liability to pay benefits under the Plan among the Participating Companies pursuant to this formula, and the Administrative Committee’s determination shall be final and binding.
          (d) General Creditors. Any assets which may be acquired by a Participating Company in anticipation of its obligations under the Plan shall be part of the general assets of such Participating Company. A Participating Company’s obligation to pay benefits under the Plan constitutes a mere promise of such Participating Company to pay such benefits, and a Participant or Beneficiary shall be and remain no more than an unsecured, general creditor of such Participating Company.
     3.2 Deferral Contributions.
          Each Eligible Employee who is or becomes eligible to participate in the Plan for all or any portion of a Plan Year may irrevocably elect to have Deferral Contributions made on his behalf for such Plan Year by completing and submitting to the Administrative Committee (or its designee) a Deferral Election setting forth the terms of his election. Subject to the terms and conditions set forth below, a Deferral Election may provide for the reduction of an Eligible Employee’s Compensation payable in each regular paycheck paid during the Plan Year for which the Deferral Election is in effect. Subject to any modifications, additions or exceptions that the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms shall apply to such elections:
          (a) Effective Date.
               (i) Initial Deferral Election. A Participant’s initial Deferral Election with respect to his Compensation for any Plan Year shall be effective for the first paycheck earned after the date the Deferral Election becomes effective. To be effective, a Participant’s initial Deferral Election must be made within the time period prescribed by the Administrative Committee (generally before the first day of the Plan Year in which Compensation subject to the Deferral Election is earned, or, if later, within 30 days after the date on which his participation becomes effective pursuant to Plan Section 2.1(a)). An Eligible Employee’s Deferral Election will remain in effect for subsequent Plan Years unless he submits a new Deferral Election prior to the first day of a subsequent Plan Year.
               (ii) Subsequent Deferral Election. A Participant’s Deferral Election with respect to his Compensation for any subsequent Plan Year must be made, during the annual election period provided by the Administrative Committee, on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to participate and in which the Compensation to be deferred is payable.
          (b) Term. Each Participant’s Deferral Election shall remain in effect for all Compensation earned during a Plan Year and each subsequent Plan Year until the earlier of (i) the date the Participant ceases to be an active Participant, or (ii) the effective date of any Deferral Election for a subsequent Plan Year. If a Participant is transferred from the employment of one Participating Company to the employment of another Participating Company, his Deferral Election with the first Participating Company will remain in effect and will apply to his Compensation from the second Participating Company until the earlier of those events set forth in the preceding sentence. If a Participant terminates employment and is reemployed during the same Plan Year, his Deferral Election for the Plan Year will apply to his Compensation earned after his reemployment.
          (c) Amount. A Participant may elect to defer his Compensation payable in each regular paycheck in 1 percent increments, up to a maximum of 20 percent (or such other maximum percentage and/or amount, if any, established by the Administrative Committee from time-to-time).
          (d) Modification. A Participant may modify his Deferral Election by delivering, during the annual election period provided by the Administrative Committee, written notice (or by such other method as may be provided by the Administrative Committee) of such modification to the Administrative Committee prior to the first day of any Plan Year, and such modification shall be effective with respect to Compensation payable after the beginning of such Plan Year.
          (e) Revocation. A Participant may revoke his Deferral Election by delivering, during the annual election period provided by the Administrative Committee, notice of revocation to the Administrative Committee prior to the first day of any Plan Year, and such revocation shall be effective with respect to compensation payable on or after the first day of such Plan Year. A Participant who revokes a Deferral Election may enter into a new Deferral Election with respect to his Compensation for any subsequent Plan Year by making such Deferral Election on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to participate and in which the Compensation to be deferred is earned.
          (f) Crediting of Deferred Compensation. For each Plan Year that a Participant has a Deferral Election in effect, the Administrative Committee shall credit the amount of such Participant’s Deferral Contributions to his Account on, or as soon as practicable after, the Valuation Date on which such amount would have been paid to him but for his Deferral Election.
          (g) Transition Rule for 2005. Notwithstanding anything in this Section 3.2 to the contrary, the Administrative Committee may allow Participants (i) to make or modify their Deferral Elections on or before March 15, 2005, with respect to Compensation that had not yet been paid or become payable in accordance with A-21 of Notice 2005-1, and (ii) to terminate participation or cancel Deferral Elections during 2005 in accordance with A-20 of Notice 2005-1.
     3.3 Additional Employer Contributions.
     For any Plan Year, the Administrative Committee may provide that additional Employer Contributions will be credited to the accounts of individual Participants or groups of Participants. Such contributions may be any type of contribution designated by the Administrative Committee. The Administrative Committee, in its sole discretion, shall determine the criteria for eligibility to receive such contributions and the basis on which such contributions are to be allocated. Additional Employer Contributions shall be subject to such terms and conditions (such as a separate vesting schedule) as may be determined by the Administrative Committee.
     3.4 Debiting of Distributions.
          As of each Valuation Date, the Administrative Committee shall debit each Participant’s Account for any amount distributed from such Account since the immediately preceding Valuation Date.
     3.5 Crediting of Earnings.
          As of each Valuation Date, the Administrative Committee shall credit to each Participant’s Account the amount of earnings and/or losses applicable thereto for the period since the immediately preceding Valuation Date, based on the amount of the Participant’s Account that was deemed invested in each Investment Fund. Notwithstanding anything herein to the contrary, while Contributions may be allocated to a Participant’s Account as of a particular date (as provided by the Plan), such Contributions shall be credited with earnings only from the date such amounts are actually credited to such Participant’s Account by the Administrative Committee or its delegatee.
     3.6 Vesting.
          A Participant shall at all times be fully vested in his Deferral Contributions and the earnings credited to his Account with respect to such Deferral Contributions. The Matching Contributions credited to a Participant’s Account and the earnings credited with respect thereto shall vest in accordance with the vesting schedule and rules, and at the same vesting percentage, as applies to employer contributions allocated to participants’ accounts under the 401(k) Plan. Vesting with respect to Additional Employer Contributions shall be subject to the terms and conditions determined by the Administrative Committee.
     3.7 Notice to Participants of Account Balances.
          At least once for each Plan Year, the Administrative Committee shall cause a written statement of a Participant’s Account balance to be distributed to the Participant.
     3.8 Good Faith Valuation Binding.
          In determining the value of the Accounts, the Administrative Committee shall exercise its best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries.
     3.9 Errors and Omissions in Accounts.
          If an error or omission is discovered in the Account of a Participant or in the amount of a Participant’s deferrals, the Administrative Committee, in its sole discretion, shall cause appropriate, equitable adjustments to be made as soon as administratively practicable following the discovery of such error or omission.
     3.10 Value of Account.
          (a) General Rule. The value of a Participant’s Account as of any date shall be equal to the aggregate value of all contributions and all investment earnings deemed credited to his Account as of such date, determined in accordance with this Article III.
          (b) Value of Company Stock.
               (i) New York Stock Exchange. For all purposes under the Plan for which the value of Company Stock must be determined as of any particular date as of which

Company Stock is trading on the New York Stock Exchange, the fair market value per share of Company Stock on such date shall be the closing price of Company Stock on the New York Stock Exchange on such date. If, for any reason, the fair market value per share of Company Stock cannot be ascertained or is unavailable for a particular date, the fair market value of Company Stock on such date shall be determined as of the nearest preceding date on which the fair market value can be ascertained pursuant to the terms hereof.
               (ii) Other Exchange. For all purposes under the Plan for which the value of Company Stock must be determined as of any particular date on which Company Stock is not trading on the New York Stock Exchange but on which Company Stock is trading on another national securities exchange in the United States, the fair market value per share of Company Stock shall be the closing price of the Company Stock on such national securities exchange on such date. If Company Stock is trading on such other national securities exchange in the United States on such date but no sales of shares of Company Stock occurred thereon, the fair market value per share of Company Stock shall be the closing price of the Company Stock on the nearest preceding date. If on any particular date a public market shall exist for Company Stock but Company Stock is not trading on a national securities exchange in the United States, then, if Company Stock is listed on the National Market List by the National Association of Securities Dealers, Inc. (the “NASD”), the fair market value per share of Company Stock shall be the last sale price for such shares reflected on said market list for such date, and if Company Stock is not listed on the National Market List of the NASD, then the fair market value per share of Company Stock shall be the mean between the bid and asked quotations in the over-the-counter market for such shares on such date. If there is no bid and asked quotation for Company Stock on such date, the fair market value per share of Company Stock shall be the mean between the bid and asked quotations in the over-the-counter market for such shares on the nearest preceding date. If the fair market value per share of Company Stock cannot otherwise be determined under this Section as of a particular date, such value shall be determined by the Administrative Committee, in its sole discretion, based on all relevant available facts.

ARTICLE IV
INVESTMENT FUNDS
     4.1 Selection by Administrative Committee.
          From time to time, the Administrative Committee shall select two or more Investment Funds for purposes of determining the rate of return on amounts deemed invested in accordance with the terms of the Plan. The Administrative Committee may change, add or remove Investment Funds on a prospective basis at any time and in any manner it deems appropriate.
     4.2 Participant Direction of Deemed Investments.
          Each Participant generally may direct the manner in which his Account shall be deemed invested among the Investment Funds; provided, such investment directions shall be made in accordance with the following terms:
          (a) Nature of Participant Direction. The selection of Investment Funds by a Participant shall be for the sole purpose of determining the rate of return to be credited to his Account, and shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in any Investment Fund or any other investment media. The Plan, as an unfunded, nonqualified deferred compensation Plan, at no time shall have any actual investment of assets relative to the benefits or Accounts hereunder.
          (b) Investment of Contributions. Except as otherwise provided in this Section, each Participant may make an Investment Election prescribing the percentage of his future contributions that will be deemed invested in each Investment Fund. An initial Investment Election of a Participant shall be made as of the date the Participant commences or recommences participation in the Plan and shall apply to all contributions credited to such Participant’s Account after such date. Such Participant may make subsequent Investment Elections as of any Valuation Date, and such elections shall apply to all such specified contributions credited to such Participant’s Account after such date. Any Investment Election made pursuant to this subsection with respect to future contributions shall remain effective until changed by the Participant.
          (c) Investment of Existing Account Balances. Except as otherwise provided in this Section, each Participant’s existing Account balance on the Effective Date will be deemed invested in the various categories of current Investment Funds based upon the categories selected in the Investment Election in effect for such Participant on the Effective Date. Each Participant may make an Investment Election, effective as of any Valuation Date after the Effective Date, prescribing a different percentage or dollar amount of his existing Account balance that will be deemed invested in each Investment Fund; provided, no Investment Election may cause any amount of a Participant’s Account balance which is deemed to be invested in the Restricted

Company Stock Fund to be invested in any other Investment Fund. Each such election shall remain in effect until changed by such Participant.
          (d) Administrative Committee Discretion. The Administrative Committee shall have complete discretion to adopt and revise procedures to be followed in making such Investment Elections. Such procedures may include, but are not limited to, the process of making elections, the permitted frequency of making elections, the incremental size of elections, the deadline for making elections and the effective date of such elections. Any procedures adopted by the Administrative Committee that are inconsistent with the deadlines or procedures specified in this Section shall supersede such provisions of this Section without the necessity of a Plan amendment.
          (e) Investment of Norrell Vision Plan Contributions. Notwithstanding anything else herein to the contrary, any portion of a Participant’s Account representing benefits received under the Norrell Corporation Vision Plan shall at all times receive an annual rate of return of 7.5%.

ARTICLE V
DISTRIBUTIONS OF NON-SECTION 409A ACCOUNTS TO PARTICIPANTS
     5.1 Application. The provisions of this Article V apply solely with respect to a Participant’s Non-Section 409A Account. The Participant’s Section 409A Account shall be distributed in accordance with Article VI. If a Participant dies before payment of his Account has been made or commenced, his Account shall be paid to his Beneficiary in accordance with Article VII.
     5.2 Benefit Payments Upon Termination of Service for Reasons Other Than Death.
          (a) General Rule Concerning Benefit Payments. In accordance with the terms of subsection (b) hereof, if a Participant terminates his employment with the Controlling Company and all other members of the Controlled Group for any reason other than death (including the cessation of his employer’s membership in the Controlled Group), he shall be entitled to receive a distribution of the entire vested amount credited to his Non-Section 409A Account, determined as of the Valuation Date on which such distribution is processed. For purposes of this subsection, the “Valuation Date on which such distribution is processed” refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made at a later date due to delays in valuation, administration or any other procedure.
          (b) Timing of Distribution. The distribution of the vested benefit payable to a Participant under this Section shall be made or commenced as soon as administratively feasible after the date the Participant terminates his employment with the Controlling Company and all other members of the Controlled Group for any reason other than death.
     5.3 Form of Distribution.
          (a) Single-Sum Payment. Except as provided in subsection (b) hereof, the benefit payable to a Participant under Section 5.2 shall be distributed in the form of a single-sum payment.
          (b) Annual Installments. A Participant may elect, at the time he makes his Deferral Election, or at any later time that is at least 1 year before his benefit commencement date, to have any benefit payable under Section 5.1 on account of the Participant’s termination of employment on or after his Normal Retirement Date or Early Retirement Date paid in the form of annual installments over a 5, 10 or 15 year period; provided, if the Participant has a Disability at the time his employment terminates, his entire Non-Section 409A Account shall be paid in the form of a single-sum payment as provided in Section 5.2 hereof. In the event a Participant elects to have any benefit payable under Section 5.2 paid in the form of annual installments, such Participant may elect, at any time that is at least 1 year before his benefit commencement date, to have his benefit paid in the form of a single-sum payment.

               (i) The installment payments shall be made in annual installments (adjusted for income between payments in the manner described in subsection (b)(ii) hereof), commencing as soon as administratively feasible after the Participant’s termination of employment, and continuing each successive January thereafter. The initial value of the obligation for the installment payments shall be equal to the amount of the Participant’s Non-Section 409A Account balance calculated in accordance with the terms of Section 5.2(a).
               (ii) As of the first day of January of the Plan Year following the Participant’s termination of employment, and on the first day of each succeeding January thereafter, the Administrative Committee shall credit interest to the Participant’s Non-Section 409A Account for the applicable period by applying a per annum rate equal to the total of (i) the Average Prime Rate for the Plan Year; plus (ii) 100 basis points. Effective January 1, 2006, installment payments shall not be credited with interest but shall be adjusted for earnings between payments in the manner described in Section 3.5.
               (iii) If a Participant dies after payment of his benefit from the Plan has begun, but before his entire benefit has been distributed, the remaining amount of his Non-Section 409A Account balance shall be distributed to the Participant’s designated Beneficiary in the form of a single-sum payment on the Participant’s next scheduled payment date as determined in accordance with subsection (b)(ii) hereof.
               (iv) Notwithstanding anything in this subsection (b) to the contrary, if the Administrative Committee, in its sole discretion, determines that, during the period of annual installment payments elected under this subsection (b), the Participant is engaging in any act in competition with the Controlling Company or any member of the Controlled Group, the Administrative Committee may (but shall not be required to) direct that the remaining balance in the Participant’s Non-Section 409A Account be distributed in a single-sum payment to such Participant as soon as practicable following such determination. For purposes of this subsection (b)(iv), a Participant shall be deemed to be engaging in an “act in competition” if the Administrative Committee determines that he owns, manages, operates, controls, directs, becomes a director of, or accepts employment in a managerial or sales position with, any other business engaged in the sale, distribution or provision of products or services competitive with those products or services sold, distributed or provided by the Controlling Company or any member of the Controlled Group; provided, nothing contained herein shall be deemed to prohibit the Administrative Committee from determining that a Participant is engaging in an “act in competition” with the Controlling Company or a member of the Controlled Group as a result of any other action by such Participant.

     5.4 In-Service Distributions.
          (a) Hardship Distributions. In the event the Administrative Committee determines that hardship distributions shall be allowed generally under the Plan, then upon receipt of an application for an in-service hardship distribution and the Administrative Committee’s decision, made in its sole discretion, that a Participant has suffered a Financial Hardship, such Participant shall be entitled to receive an in-service distribution. Such distribution shall be paid in a single sum payment, in cash or Company Stock as prescribed in Section 5.5, as soon as administratively feasible after the Administrative Committee determines that the Participant has incurred a Financial Hardship. The amount of such single sum payment shall be limited to the amount that the Administrative Committee determines is reasonably necessary to meet the Participant’s requirements resulting from the Financial Hardship. The amount of such distribution shall reduce the Participant’s Non-Section 409A Account balance as provided in Section 3.5.
          (b) Distributions with Forfeiture. Notwithstanding any other provision of this Article V to the contrary, a Participant may elect, at any time prior to termination of his employment with the Controlling Company and all other members of the Controlled Group, to receive a distribution of up to 90% of the total of (i) the entire vested amount credited to his Non-Section 409A Account, determined as of the Valuation Date on which such distribution is processed; plus (ii) the vested amount of Deferral Contributions and Matching Contributions made since such Valuation Date; and minus (iii) the amount of any distributions made to the Participant since such Valuation Date. Such distribution shall be paid in a single-sum payment, in cash or Company Stock as prescribed in Section 5.5, as soon as administratively feasible after the date of the Participant’s election under this subsection (b). As of the Valuation Date as of which such distribution is processed, an amount equal to 10% of such Participant’s total Non-Section 409A Account balance as of such date, both vested and nonvested portions, shall be permanently and irrevocably forfeited, and such Participant shall not be eligible to again participate in the Plan for a period of at least 1 year after such distribution. Such participant may resume active participation in the Plan as of the first day of the Plan Year next following the 1-year anniversary of such distribution by making a new Deferral Election and satisfying any other procedures for admission under Section 2.2. If such Participant fails to make a Deferral Election before the date he is eligible to resume active participation in the Plan, he shall be deemed to have elected not to participate in the Plan for the remainder of that Plan Year.
          (c) Scheduled Withdrawals. A Participant may elect to receive an in-service distribution of up to 100% of his vested Non-Section 409A Account from the Plan as of any date by making an election at least 1 year before such date. Any such distribution shall be made in a lump-sum, provided that a Participant who will have attained his Normal Retirement Date or Early Retirement Date as of the distribution date may elect to receive annual installments as described in Section 5.3, as elected by the Participant. A Participant may make only 5 such in-service withdrawals from the Plan during his employment with the Controlled Group and only 1 such withdrawal in any calendar year. Any change to or revocation of such an election must be made at least 1 year before the date the distribution is scheduled to be made or commence and, in the case of any change to the date on which distribution is to be made or commence, at least 1 year before the revised payment or commencement date. If a Participant terminates employment with the Controlled Group before the date on which any such distribution is scheduled to be made or commenced, the Participant’s election to receive such a distribution shall become null and void, and the Participant’s Non-Section 409A Account will be distributed in accordance with Sections 5.2 or Article VII, as applicable.
     5.5 Assets Distributed. All distributions shall be made in the form of cash, except for amounts deemed invested in the Restricted Company Stock Fund or the Unrestricted Company Stock Fund, which shall be distributed in whole shares of Company Stock with fractional shares paid in cash.
     5.6 Taxes.
          If the whole or any part of any Participant’s or Beneficiary’s benefit hereunder shall become subject to any estate, inheritance, income or other tax which the Participating Companies shall be required to pay or withhold, the Participating Companies shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant or Beneficiary whose interests hereunder are so affected. Prior to making any payment, the Participating Companies may require such releases or other documents from any lawful taxing authority as it shall deem necessary. Notwithstanding anything in the Plan to the contrary, the distribution of a Participant’s benefit hereunder prior to his termination of employment with the Company shall be limited to an amount that would not cause the Participant to receive compensation that the Administrative Committee determines would not be deductible under Code Section 162(m).

ARTICLE VI
DISTRIBUTIONS OF SECTION 409A ACCOUNTS TO PARTICIPANTS
     6.1 Application. The provisions of this Article VI apply solely with respect to a Participant’s Section 409A Account. The Participant’s Non-Section 409A Account shall be distributed in accordance with Article V. If a Participant dies before payment of his Account has been made or commenced, his Account shall be paid to his Beneficiary in accordance with Article VII.
     6.2 Benefit Payments Upon Separation from Service for Reasons Other Than Death.
          (a) General Rule Concerning Benefit Payments. At the time provided in subsection (b) hereof, the Participant shall be entitled to receive or begin receiving a distribution of the entire vested amount credited to his Section 409A Account, determined as of the Valuation Date on which such distribution is processed. For purposes of this subsection, the “Valuation Date on which such distribution is processed” refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in valuation, administration or any other procedure. For all purposes under the Plan, the term “separation from service” shall have the meaning determined under Code Section 409A and shall include a Participating Company ceasing to be a member of the Controlled Group to the extent permitted under Code Section 409A.
          (b) Timing of Distribution.
               (i) General Rule. Subject to subsection (b)(ii) and Section 6.3(b), the distribution of the vested benefit payable to a Participant under this Section shall be made or commenced as soon as administratively feasible after the date the Participant separates from service with the Controlling Company and all other members of the Controlled Group for any reason other than death.
               (ii) Distributions to Key Employees. If a Participant is a Key Employee and his vested benefit is payable as a result of his separation from service, his vested benefit shall not be paid (or commence to be paid) before the date which is 6 months after his separation from service or such earlier time as may be permitted under Code Section 409A.
     6.3 Form of Distribution.
          (a) Single-Sum Payment. Except as provided in subsection (b) hereof, the benefit payable to a Participant upon separation from service pursuant to Section 6.2 shall be distributed in the form of a single-sum payment.

          (b) Annual Installments. A Participant may elect, at the time he makes a Deferral Election for a Plan Year, to have his vested Section 409A Account balance attributable to Deferral and Additional Employer Contributions (including earnings) for such Plan Year (his “Annual Section 409A Account Balance”) payable upon separation from service under Section 6.2 paid in the form of annual installment payments. If a Participant does not initially elect the installment form of distribution, his Annual Section 409A Account Balance shall be paid in the form of a single-sum payment unless, at least 1 year before the date on which benefits are to commence under Section 6.2(b), the Participant makes an election, during the annual election period provided by the Administrative Committee, in writing (or such other method as may be provided by the Administrative Committee) to receive such Annual Section 409A Account Balance in the form of installment payments (in accordance with the terms of this subsection), in which case commencement of the initial installment payment and each subsequent installment payment will be delayed for a period of 5 years to the extent required under Code Section 409A. The following terms and conditions shall apply to installment payments made under the Plan:
               (i) The installment payments shall be made in annual installments (adjusted for earnings between payments in the manner described in subsection (b)(ii) hereof), commencing as soon as administratively feasible after the Participant’s termination of employment, and continuing each successive January thereafter. The initial value of the obligation for the installment payments shall be equal to the amount of the Participant’s Section 409A Account balance calculated in accordance with the terms of Section 6.2(a).
               (ii) The installment payments shall be made in substantially equal annual installments over a period of either 5, 10 or 15 years. Installment payments shall be adjusted for earnings between payments in the manner described in Section 3.5.
               (iii) If a Participant dies after payment of his benefit from the Plan has begun, but before his entire benefit has been distributed, the remaining amount of his Section 409A Account balance shall be distributed to the Participant’s designated Beneficiary in the form of a single-sum payment on the Participant’s next scheduled payment date as determined in accordance with subsection (b)(ii).
               (iv) Notwithstanding anything in the Plan to the contrary, if a Participant’s Section 409A Account balance does not exceed $10,000 at the time he separates from service, the Participant’s entire Section 409A Account shall be paid in a single-sum payment upon the Participant’s separation from service.

     6.4 In-Service Distributions.
          (a) Hardship Distributions. Upon receipt of an application for an in-service hardship distribution and the Administrative Committee’s decision, made in its sole discretion, that a Participant has suffered a Financial Hardship, such Participant shall be entitled to receive an in-service distribution. Such distribution shall be paid in a single-sum payment as soon as administratively feasible after the Administrative Committee determines that the Participant has incurred a Financial Hardship. The amount of such single-sum payment shall be limited to the amount that the Administrative Committee determines is reasonably necessary to meet the Participant’s requirements resulting from the Financial Hardship plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The amount of such distribution shall reduce the Participant’s Section 409A Account balance as provided in Section 3.4. Notwithstanding anything in this subsection (a) to the contrary, all hardship distributions shall be subject to the requirements applicable to distributions on account of unforeseeable emergency under Code Section 409A.
          (b) Scheduled Withdrawals.
               (i) General Rule. A Participant may elect, at the time he makes a Deferral Election for a Plan Year, to have his Annual Section 409A Account Balance for such Plan Year paid to him as an in-service distribution as of any date specified in such election, provided such date is at least twelve months following the date his election is made.
               (ii) Number of Benefit Commencement Dates. A Participant may elect a different in-service distribution date with respect to each Annual Section 409A Account Balance.
               (iii) Modifications of Scheduled Distribution Date. With respect to any initially scheduled in-service distribution date (as determined in accordance with subsection (b)(i) hereof), a Participant who has not yet reached such initially scheduled distribution date may elect, at least 1 year before such date, to delay the payment of his Annual Section 409A Account Balance payable on such date to a later date; provided, any election to delay payment will be effective only if the Participant elects a rescheduled distribution date that is no earlier than the fifth anniversary of the initially scheduled distribution date.
               (iv) Effect of Separation from Service. If a Participant separates from service with the Controlled Group before the date on which any such in-service distribution is scheduled to be made, the Participant’s election to receive such distribution shall become null and void, and the Participant’s Annual Section 409A Account Balance will be distributed in accordance with Section 6.2 or Article VII, as applicable.
               (v) Form of Payment. Any in-service distribution made to a Participant under this subsection (b) shall be made in the form of a single-sum payment.

          (c) Change in Control. A Participant may elect, at the time he makes his initial Deferral Election under the Plan or at such later time as may be permitted under Code Section 409A, that his entire vested Section 409A Account be paid in a single-sum payment as soon as administratively feasible following the date of a Change in Control, provided that the Participant is then employed by (i) the Participating Company with respect to which the Change in Control has occurred, or (ii) a direct or indirect majority-owned subsidiary of the Participating Company with respect to which the Change in Control has occurred. A distribution shall be made pursuant to this subsection (c) only to the extent permitted under Code Section 409A. Payment upon a Change in Control pursuant to this subsection (c) will be made in the form of a single-sum payment regardless of whether the Participant elected to receive annual installment payments at the time of his initial Deferral Election.
     6.5 Assets Distributed. All distributions shall be made in the form of cash, except for amounts deemed invested in the Restricted Company Stock Fund or the Unrestricted Company Stock Fund, which shall be distributed in whole shares of Company Stock with fractional shares paid in cash.
     6.6 Taxes. If the whole or any part of any Participant’s or Beneficiary’s benefit hereunder shall become subject to any estate, inheritance, income or other tax which the Participating Companies shall be required to pay or withhold, the Participating Companies shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant or Beneficiary whose interests hereunder are so affected. Prior to making any payment, the Participating Companies may require such releases or other documents from any lawful taxing authority as it shall deem necessary. Notwithstanding anything in the Plan to the contrary, the distribution of a Participant’s benefit hereunder prior to his termination of employment with the Company shall be limited to an amount that would not cause the Participant to receive compensation that the Administrative Committee determines would not be deductible under Code Section 162(m), provided that any amount that is not paid as a result of this limitation shall be paid at the earliest date at which the Company reasonably anticipates that the deduction for the payment will not be limited by Code Section 162(m).
     6.7 Transition Rule for 2005 and 2006. Notwithstanding anything in this Article VI to the contrary, the Administrative Committee (i) during 2005 allowed Participants to request distributions in 2005 of amounts deferred under the Plan during 2005 in accordance with A-20 of Notice 2005-1, and (ii) during 2005 and 2006 allowed Participants to make new distribution elections with respect to amounts subject to Code Section 409A in accordance with A-19(c) of Notice 2005-1.

ARTICLE VII
DEATH BENEFITS
     7.1 Death Benefits.
          If a Participant dies before payment of his benefit from the Plan is made or commences, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee shall be entitled to receive a distribution of the entire vested amount credited to such Participant’s Account, determined as of the Valuation Date on which such distribution is processed. For purposes of this Section, the “Valuation Date on which such distribution is processed” refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made at a later date due to delays in valuation, administration or any other procedure. The benefit shall be distributed to such Beneficiary or Beneficiaries, as soon as administratively feasible after the date of the Participant’s death, in the form of a single-sum payment in cash, except for amounts deemed invested in the Restricted Company Stock Fund or the Unrestricted Company Stock Fund, which shall be distributed in whole shares of Company Stock with fractional units paid in cash.
     7.2 Beneficiary Designation.
          (a) General. Participants shall designate and from time to time may redesignate their Beneficiaries in such form and manner as the Administrative Committee may determine.
          (b) No Designation or Designee Dead or Missing. In the event that:
               (i) a Participant dies without designating a Beneficiary;
               (ii) the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or
               (iii) the Beneficiary designated by a Participant cannot be located by the Administrative Committee within 1 year from the date benefits are to be paid to such person;
then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under the Plan shall be the Participant’s Surviving Spouse, if any, and if not, the estate of the Participant.

ARTICLE VIII
CLAIMS
     8.1 Initial Claim. Claims for benefits under the Plan may be filed with the Administrative Committee on forms or in such other written documents, as the Administrative Committee may prescribe. The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.
     8.2 Appeal. Any Participant or Beneficiary who has been denied a benefit shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim. The claimant (or his duly authorized representative) may review pertinent documents related to the Plan and in the Administrative Committee’s possession in order to prepare the appeal. The request for review, together with written statement of the claimant’s position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (a). The Administrative Committee’s decision shall be made within 60 days following the filing of the request for review. If unfavorable, the notice of the decision shall explain the reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.
     8.3 Satisfaction of Claims. Any payment to a Participant or Beneficiary shall to the extent thereof be in full satisfaction of all claims hereunder against the Administrative Committee and the Participating Companies, any of whom may require such Participant or Beneficiary, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Administrative Committee or the Participating Companies. If receipt and release is required but the Participant or Beneficiary (as applicable) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, the payment of any affected distribution may be delayed until the Administrative Committee or the Participating Companies receive a proper receipt and release.

ARTICLE IX
SOURCE OF FUNDS; TRUST
     9.1 Source of Funds.
          Except as provided in this Section and Section 9.2 (relating to the Trust), each Participating Company shall provide the benefits described in the Plan from its general assets. However, to the extent that funds in such Trust allocable to the benefits payable under the Plan are sufficient, the Trust assets may be used to pay benefits under the Plan. If such Trust assets are not sufficient to pay all benefits due under the Plan, then the appropriate Participating Company shall have the obligation, and the Participant or Beneficiary, who is due such benefits, shall look to such Participating Company to provide such benefits.
     9.2 Trust.
          (a) Establishment. To the extent determined by the Controlling Company, the Participating Companies shall transfer the funds necessary to fund some or all benefits accrued hereunder to the Trustee to be held and administered by the Trustee pursuant to the terms of the Trust Agreement. Except as otherwise provided in the Trust Agreement or an amendment thereto, the Trust Agreement shall be revocable at any time. It is the intent of the Controlling Company that the assets held by the Trust are and shall remain at all times subject to the claims of the general creditors of the Participating Companies.
          (b) Distributions. Pursuant to the Trust Agreement, the Trustee shall make payments to Plan Participants and Beneficiaries in accordance with a payment schedule provided by the Participating Company. The Participating Company shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Participating Company.
          (c) Status of the Trust. No Participant or Beneficiary shall have any interest in the assets held by the Trust or in the general assets of the Participating Companies other than as a general, unsecured creditor. Accordingly, a Participating Company shall not grant a security interest in the assets held by the Trust in favor of the Participants, Beneficiaries or any creditor.

ARTICLE X
ADMINISTRATIVE COMMITTEE
     10.1 Action.
          Action of the Administrative Committee may be taken with or without a meeting of committee members; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the committee is a Participant or Beneficiary, he shall not participate in any decision which solely affects his own benefit under the Plan. For purposes of administering the Plan, the Administrative Committee shall choose a secretary who shall keep minutes of the committee’s proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or any other written direction on behalf of the Administrative Committee.
     10.2 Rights and Duties.
          The Administrative Committee shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:
          (a) To construe, interpret and administer the Plan;
          (b) To make determinations required by the Plan, and to maintain records regarding Participants’ and Beneficiaries’ benefits hereunder;
          (c) To compute and certify to the Participating Companies the amount and kinds of benefits payable to Participants and Beneficiaries, and to determine the time and manner in which such benefits are to be paid;
          (d) To authorize all disbursements by the Participating Companies pursuant to the Plan;
          (e) To maintain all the necessary records of the administration of the Plan;
          To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;
          (f) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder;
          (g) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

The Administrative Committee shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties.
     10.3 Compensation, Indemnity and Liability.
          The Administrative Committee and its members shall serve as such without bond and without compensation for services hereunder. All expenses of the Administrative Committee shall be paid by the Participating Companies. No member of the committee shall be liable for any act or omission of any other member of the committee, nor for any act or omission on his own part, excepting his own willful misconduct. The Participating Companies shall indemnify and hold harmless the Administrative Committee and each member thereof against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the committee, excepting only expenses and liabilities arising out of his own willful misconduct.

ARTICLE XI
AMENDMENT AND TERMINATION
     11.1 Amendments.
          The Administrative Committee shall have the right, in its sole discretion, to amend the Plan in whole or in part at any time and from time to time, subject to approval by the Senior Vice President, Chief Human Resources Officer or the Senior Vice President, Chief Financial Officer of the Controlling Company, or by the Board. Any amendment shall be in writing and executed by a duly authorized officer of the Controlling Company. An amendment to the Plan may modify its terms in any respect whatsoever, and may include, without limitation, a permanent or temporary freezing of the Plan such that the Plan shall remain in effect with respect to existing Account balances without permitting any new contributions; provided, no such action may reduce the amount already credited to a Participant’s Account without the affected Participant’s written consent. All Participants and Beneficiaries shall be bound by such amendment. Notwithstanding anything in this Section 11.1 to the contrary, the following provisions shall apply to all amendments to the Plan:
          (a) No amendment shall increase the duties or liabilities of the Trustee without the consent of such party;
          (b) No amendment shall decrease the balance or vested percentage of an Account;
          (c) No amendment which increases the rate of contributions by the Controlling Company or any Participating Company under the Plan shall be made without approval of the Board or its Compensation Committee; and
          (d) Each amendment shall be approved by the Administrative Committee by resolution.
     11.2 Termination of Plan.
          The Controlling Company reserves the right to discontinue and terminate the Plan at any time, for any reason. Any action to terminate the Plan shall be taken by the Board in the form of a written Plan amendment executed by a duly authorized officer of the Controlling Company. If the Plan is terminated, each Participant shall become 100 percent vested in his Account which shall be distributed in a single sum as soon as practicable after the date the Plan is terminated. The amount of any such distribution shall be determined as of the Valuation Date such termination distribution is to be processed. Such termination shall be binding on all Participants and Beneficiaries. Notwithstanding anything in the foregoing to the contrary, a Participant’s Section 409A Account shall be distributed upon Plan termination only to the extent that such termination occurs within one year following a Change in Control or in other circumstances permitted under Code Section 409A.

ARTICLE XII
MISCELLANEOUS
     12.1 Taxation.
          It is the intention of the Controlling Companies that the benefits payable hereunder shall not be deductible by the Participating Companies nor taxable for federal income tax purposes to Participants or Beneficiaries until such benefits are paid by the Participating Companies, or the Trust, as the case may be, to such Participants or Beneficiaries. When such benefits are so paid, it is the intention of the Participating Companies that they shall be deductible by the Participating Companies under Code Section 162.
     12.2 No Employment Contract.
          Nothing herein contained is intended to be nor shall be construed as constituting a contract or other arrangement between a Participating Company and any Participant to the effect that the Participant will be employed by the Participating Company for any specific period of time.
     12.3 Headings.
          The headings of the various articles and sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof. Any reference to a section shall refer to a section of the Plan unless specified otherwise.
     12.4 Gender and Number.
          Use of any gender in the Plan will be deemed to include all genders when appropriate, and use of the singular number will be deemed to include the plural when appropriate, and vice versa in each instance.
     12.5 Assignment of Benefits.
          The right of a Participant or his Beneficiary to receive payments under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Participant or Beneficiary, except by will or by the laws of descent and distribution and then only to the extent permitted under the terms of the Plan.
     12.6 Legally Incompetent.
          The Administrative Committee, in its sole discretion, may direct that payment be made to an incompetent or disabled person, whether because of minority or mental or physical disability, to the guardian of such person or to the person having custody of such person, without further liability on the part of a Participating Company for the amount of such payment to the person on whose account such payment is made.
     12.7 Governing Law.
          The Plan shall be construed, administered and governed in all respects in accordance with applicable federal law (including ERISA) and, to the extent not preempted by federal law, in accordance with the laws of the State of Florida. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
     IN WITNESS WHEREOF, the Controlling Company has caused the Plan to be executed by its duly authorized officer on the 21st day of November, 2005.

SPHERION CORPORATION
By:	/s/ Lisa G. Iglesias
Lisa G. Iglesias

Title: Senior Vice President

EXHIBIT A
SPHERION CORPORATION DEFERRED COMPENSATION PLAN
PARTICIPATING COMPANIES
The following companies are Participating Companies in the Plan, effective as of the dates shown.

Name	Effective Date

Comtex Information Systems, Inc.	December 1, 1999
Spherion Atlantic Enterprises LLC	April 1, 1997
Spherion Assessment Inc.	April 1, 1997
Spherion Pacific Enterprises LLC	April 1, 1997
Spherion Atlantic Operations LLC	April 1, 1997
Spherion Real Estate Solutions Inc.	April 1, 1997
Spherion Pacific Operations LLC	April 1, 1997
Spherion Corporation	April 1, 1997
NorCross Teleservices Inc.	December 1, 1999
Saratoga Institute Inc.	April 1, 1997
JobOptions, Inc.	March 1, 2001
Spherion Atlantic Resources LLC	September 1, 2002
Spherion Atlantic Workforce LLC	September 1, 2002
Spherion Pacific Resources LLC	September 1, 2002
Spherion Pacific Workforce LLC	September 1, 2002

A-1